Exhibit 5.1

                    , 2013

Dynagas LNG Partners LP

97 Poseidonos Avenue & 2 Foivis Street

Glyfada, 16674

Greece

Re:	Dynagas LNG Partners LP

Ladies and Gentlemen:

We have acted as counsel to Dynagas LNG Partners LP, a limited partnership organized under the laws of the Republic of the Marshall Islands (the “Partnership”) in connection with the registration of up to          common units, including          common units to be sold by the Partnership and up to                  common units to be sold by Dynagas Holding Ltd. including pursuant to the Underwriters’ over-allotment option (collectively, the “Units”), representing limited partner interests in the Partnership, pursuant to the Partnership’s registration statement on Form F-1 (File No. 333-191653) (such registration statement as amended or supplemented from time to time) (the “Registration Statement”) as filed with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The Units are being offered in the Partnership’s initial public offering pursuant to an underwriting agreement dated                 , 2013 (the “Underwriting Agreement”) among the Partnership, Dynagas GP LLC and the representatives of the underwriters named therein.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement and the prospectus contained therein (the “Prospectus”);

(ii)	the First Amended and Restated Agreement of Limited Partnership of the Partnership;

(iii)	the Underwriting Agreement; and

(iv)

such other papers, documents, agreements, and records of the Partnership and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to matters of fact material to this opinion that have not been

Dynagas LNG Partners LP

                 , 2013

independently established, we have relied upon representations, statements, and certificates of public officials, directors or officers of the Partnership and the , and others, in each case as we have deemed relevant and appropriate, and upon the representations and warranties of each of the Partnership and the in the Underwriting Agreement. We have not independently verified the facts so relied on.

In rendering this opinion, we have also assumed that:

(i)	the issuance and sale of the Units complies in all respects with the terms, conditions and restrictions set forth in the Prospectus and all of the instruments and other documents relating thereto or executed in connection therewith;

(ii)	the Underwriting Agreement has been duly and validly authorized by the parties thereto (other than the Partnership and ), and executed and delivered by such parties; and

(iii)	the validity and enforceability of the Underwriting Agreement against the parties thereto.

This opinion letter is limited to Marshall Islands Law and is as of the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the foregoing, and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that under the laws of the Republic of the Marshall Islands, when the Units are issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Registration Statement and the Prospectus, the Units will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us in the Prospectus. In giving such consent, we do not hereby admit that we are “experts” within the meaning of the Securities Act and the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,